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                                                                      Exhibit 11


                      ADVANCED LIGHTING TECHNOLOGIES, INC.

         Exhibit 11 -- Statement Re: Computation of Earnings Per Share

                (In thousands, except per share dollar amounts)

                                                           Three Months Ended September 30,
                                             --------------------------------------------------------
                                                         1997                          1997
                                             --------------------------------------------------------
                                              Shares    Amount    EPS       Shares    Amount     EPS
                                             --------------------------------------------------------
NET INCOME ATTRIBUTABLE TO COMMON
  SHAREHOLDERS                                          $2,490                        $1,470
                                                        ======                        ======

Sharebase:
  Shares deemed outstanding at beginning
    of period                                13,435                          10,845
  Weighted average shares issued pursuant
    to public offering                        2,772                           1,953
  Weighted average shares issued for
    exercise of stock options                    18                              -
  Weighted average common share
    equivalents                                 365                             201
  Weighted average shares issuable               35                              35
                                             ------                          ------

                                             16,625                          13,034
                                             ======                          ======

NET EARNINGS PER SHARE                                           $  .15                       $  .11
                                                                 ======                       ======



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